Exhibit 99.1

Thumzup Media Corporation Announces $6.5 Million Financing at $6.00 Per Share

Los Angeles, CA – June 30, 2025 - Thumzup Media Corporation (“Thumzup” or the “Company”) (Nasdaq: TZUP), a digital asset accumulator and advertising industry disruptor, today announced it has entered into a definitive agreement with investors to purchase up to 1,083,333 shares of common stock at a purchase price of $6.00 per share (which includes common stock issuable upon conversion of Series C Convertible Preferred Stock (the “Series C”)) for gross proceeds of approximately $6.5 million before deducting placement agent commissions and other related expenses in a registered direct offering (the “Offering”). As part of the Offering, Thumzup will issue 179,500 shares of Series C which are non-voting shares and contain 4.99% and 9.99% beneficial ownership limitations. The Company intends to use the net proceeds from this proposed Offering for general corporate purposes and to explore accumulating other cryptocurrencies.

Dominari Securities LLC is acting as the sole placement agent for the Offering.

This Offering is being made pursuant to an effective shelf registration statement on Form S-3, as amended (No. 333-286951), declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 30, 2025. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying shelf prospectus describing the terms of the Offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying shelf prospectus may be obtained, when available, by contacting Dominari Securities LLC, Attention: Syndicate Department, 725 5th Ave 23 Floor, New York, NY 10022, by email at info@dominarisecurities.com, or by telephone at (212) 393-4500.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Thumzup®

Thumzup Media Corporation (Thumzup) is democratizing the multi-billion dollar social media branding and marketing industry. Its flagship product, the Thumzup platform, utilizes a robust programmatic advertiser dashboard coupled with a consumer-facing App to enable individuals to get paid cash for posting about participating advertisers on major social media outlets through the Thumzup App. The easy-to-use dashboard allows advertisers to programmatically customize their campaigns. Cash payments are made to App users/creators through PayPal and other digital payment systems.

Thumzup was featured on CBS Los Angeles and in KTLA.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Offering. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements. The closing of the Offering is dependent upon the proposed investors paying for their subscriptions. Other risks are contained in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Thumzup Investor Relations

investors@thumzupmedia.com

800-403-6150

Media Contact

Jessica Starman

media@thumzupmedia.com